EXHIBIT 99.1

    News Release

DARLING INGREDIENTS INC. REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS

IRVING, TEXAS, August 10, 2021/PRNewswire/ Darling Ingredients Inc. (NYSE: DAR, “Darling”) --

Second Quarter 2021
•Net income of $196.6 million, or $1.17 per GAAP diluted share
•Net Sales of $1.2 billion
•Combined adjusted EBITDA of $353.7 million
•Global Ingredients business reported a record Q2 EBITDA of $221.7 million
•Renewable diesel JV, DGD generated a record quarter, contributing $132.0 million of EBITDA to Darling
•Darling repurchased approximately $76 million of common stock in the second quarter
•Darling trailing twelve-month combined adjusted EBITDA surpasses $1 billion, first time in company history
•DGD Norco, LA 400 million gallon renewable diesel project on track to be fully operational in middle of Q4 2021
•DGD Port Arthur, TX 470 million gallon renewable diesel project expected completion now in first half of 2023

Darling reported net sales of $1.2 billion for the second quarter of 2021, as compared with net sales of $848.7 million for the same period a year ago. Net income attributable to Darling for the three months ended July 3, 2021 was $196.6 million, or $1.17 per diluted share, compared to net income of $65.4 million, or $0.39 per diluted share, for the second quarter of 2020.

“Our global ingredients business continues to perform at the highest levels producing a record adjusted EBITDA of approximately $222 million for the second quarter,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc. “We continue to see positive signs of strength in a recovering economy both here in North America and around the world which should provide for sustained demand for food, feed and fuel, empowering Darling to take advantage of our leadership position in the industry.”

“Darling’s 2021 first half financial performance was strong, as we generated a combined adjusted EBITDA of $638.5 million and with the continued strength of commodity pricing for our global ingredients business expected through the rest of 2021, and the 400 million gallon renewable diesel expansion of DGD Norco, LA starting up in the near term, we are once again increasing our combined adjusted EBITDA guidance for 2021 to approximately $1.275 billion,” commented Stuewe.

Under Darling’s current share repurchase authorization, the Company repurchased 1.14 million shares of common stock during the second quarter for a total of $75.7 million. Darling has approximately $124.3 million remaining under its current authorization.

For the six months ended July 3, 2021, Darling reported net sales of $2.25 billion, as compared with net sales of $1.7 billion for the same period of 2020. Net Income attributable to Darling for the first six months of 2021 was $348.3 million, or $2.08 per diluted share, as compared to a net income of $150.9 million, or $0.90 per diluted share, for the first six months of 2020.

News Release August 10, 2021 Page 2

As of July 3, 2021, Darling had $77.9 million in cash and cash equivalents, and $902.1 million available under its committed revolving credit agreement. Total debt outstanding as of July 3, 2021 was $1.4 billion. Capital expenditures (exclusive of DGD investments) of $126.1 million were made during the first six months of fiscal 2021, compared to $123.2 million in the first six months of fiscal 2020.

Combined adjusted EBITDA was $353.7 million for the second quarter of 2021, compared to $195.2 million for the same period in 2020. On a year-to-date basis, combined adjusted EBITDA totaled $638.5 million for 2021, compared to $408.5 million on a year-to-date basis for 2020.

News Release August 10, 2021 Page 3

Segment Financial Tables (in thousands)
(unaudited)

Three Months Ended July 3, 2021	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$771,932	$317,031	$109,706	$—	$1,198,669
Cost of sales and operating expenses	556,424	238,539	83,110	—	878,073
Gross margin	$215,508	$78,492	$26,596	$—	$320,596

Gain on sale of assets	(122)	(48)	(58)	—	(228)
Selling, general and administrative expenses	54,977	25,542	4,474	14,139	99,132
Depreciation and amortization	53,971	15,850	6,698	2,703	79,222
Equity in net income of Diamond Green Diesel	—	—	125,788	—	125,788
Segment operating income/(loss)	$106,682	$37,148	$141,270	$(16,842)	$268,258
Equity in net income of other unconsolidated subsidiaries	$1,940	$—	$—	$—	$1,940
Segment income/(loss)	$108,622	$37,148	$141,270	$(16,842)	$270,198

Segment EBITDA	$160,653	$52,998	$22,180	$(14,139)	$221,692
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$132,001	$—	$132,001
Combined adjusted EBITDA	$160,653	$52,998	$154,181	$(14,139)	$353,693

Three Months Ended June 27, 2020	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$503,690	$278,934	$66,049	$—	$848,673
Cost of sales and operating expenses	367,902	220,159	44,286	—	632,347
Gross margin	$135,788	$58,775	$21,763	$—	$216,326

Loss/(gain) on sale of assets	76	(48)	(1)	—	27
Selling, general and administrative expenses	50,484	22,564	3,953	13,192	90,193
Depreciation and amortization	52,683	19,972	7,980	2,675	83,310
Equity in net income of Diamond Green Diesel	—	—	63,492	—	63,492
Segment operating income/(loss)	$32,545	$16,287	$73,323	$(15,867)	$106,288
Equity in net income of other unconsolidated subsidiaries	$692	$—	$—	$—	$692
Segment income/(loss)	$33,237	$16,287	$73,323	$(15,867)	$106,980

Segment EBITDA	$85,228	$36,259	$17,811	$(13,192)	$126,106
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$69,108	$—	$69,108
Combined adjusted EBITDA	$85,228	$36,259	$86,919	$(13,192)	$195,214

News Release August 10, 2021 Page 4

Segment Financial Tables (in thousands) continued
(unaudited)

Six Months Ended July 3, 2021	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$1,423,376	$615,096	$206,913	$—	$2,245,385
Cost of sales and operating expenses	1,031,005	464,952	154,900	—	1,650,857
Gross margin	$392,371	$150,144	$52,013	$—	$594,528

Loss/(gain) on sale of assets	(261)	7	(38)	—	(292)
Selling, general and administrative expenses	107,597	50,733	9,341	28,859	196,530
Restructuring and asset impairment charges	—	—	778	—	778
Depreciation and amortization	108,580	30,733	12,853	5,590	157,756
Equity in net income of Diamond Green Diesel	—	—	228,013	—	228,013
Segment operating income/(loss)	$176,455	$68,671	$257,092	$(34,449)	$467,769
Equity in net income of other unconsolidated subsidiaries	$2,552	$—	$—	$—	$2,552
Segment income/(loss)	$179,007	$68,671	$257,092	$(34,449)	$470,321

Segment EBITDA	$285,035	$99,404	$42,710	$(28,859)	$398,290
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$240,201	$—	$240,201
Combined adjusted EBITDA	$285,035	$99,404	$282,911	$(28,859)	$638,491

Six Months Ended June 27, 2020	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$1,016,315	$549,228	$135,972	$—	$1,701,515
Cost of sales and operating expenses	756,355	425,589	97,311	—	1,279,255
Gross margin	$259,960	$123,639	$38,661	$—	$422,260

Loss/(gain) on sale of assets	126	(46)	8	—	88
Selling, general and administrative expenses	104,431	48,040	5,607	28,308	186,386
Depreciation and amortization	106,204	40,277	16,072	5,428	167,981
Equity in net income of Diamond Green Diesel	—	—	161,312	—	161,312
Segment operating income/(loss)	$49,199	$35,368	$178,286	$(33,736)	$229,117
Equity in net income of other unconsolidated subsidiaries	$1,561	$—	$—	$—	$1,561
Segment income/(loss)	$50,760	$35,368	$178,286	$(33,736)	$230,678

Segment EBITDA	$155,403	$75,645	$33,046	$(28,308)	$235,786
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$172,742	$—	$172,742
Combined adjusted EBITDA	$155,403	$75,645	$205,788	$(28,308)	$408,528

News Release August 10, 2021 Page 5

Darling Ingredients Inc. and Subsidiaries
Consolidated Balance Sheets
July 3, 2021 and January 2, 2021
(in thousands)

	July 3,	January 2,
	2021	2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$77,741	$81,617
Restricted cash	177	103
Accounts receivable, net	433,441	405,387
Inventories	428,203	405,922
Prepaid expenses	58,648	47,793
Income taxes refundable	2,636	3,883
Other current assets	21,734	42,289
Total current assets	1,022,580	986,994

Property, plant and equipment, net	1,846,814	1,863,814
Intangible assets, net	439,035	473,680
Goodwill	1,245,549	1,260,240
Investment in unconsolidated subsidiaries	1,037,436	804,682
Operating lease right-of-use assets	165,034	146,563
Other assets	61,000	60,682
Deferred income taxes	15,875	16,676
	$5,833,323	$5,613,331

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$41,603	$27,538
Accounts payable, principally trade	264,447	255,340
Income taxes payable	25,096	17,497
Current operating lease liabilities	40,228	39,459
Accrued expenses	320,838	335,471
Total current liabilities	692,212	675,305
Long-term debt, net of current portion	1,393,798	1,480,531
Long-term operating lease liabilities	126,527	109,707
Other noncurrent liabilities	115,510	117,371
Deferred income taxes	321,466	276,208
Total liabilities	2,649,513	2,659,122
Commitments and contingencies
Total Darling's stockholders' equity	3,118,576	2,891,909
Noncontrolling interests	65,234	62,300
Total stockholders' equity	$3,183,810	$2,954,209
	$5,833,323	$5,613,331

News Release August 10, 2021 Page 6

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three-Month and Six-Month Periods Ended July 3, 2021 and June 27, 2020
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	(unaudited)		$ Change	(unaudited)		$ Change
	July 3,	June 27,	Favorable	July 3,	June 27,	Favorable
	2021	2020	(Unfavorable)	2021	2020	(Unfavorable)
Net sales	$1,198,669	$848,673	$349,996	$2,245,385	$1,701,515	$543,870
Costs and expenses:
Cost of sales and operating expenses	878,073	632,347	(245,726)	1,650,857	1,279,255	(371,602)
Loss (gain) on sale of assets	(228)	27	255	(292)	88	380
Selling, general and administrative expenses	99,132	90,193	(8,939)	196,530	186,386	(10,144)
Restructuring and asset impairment charges	—	—	—	778	—	(778)
Depreciation and amortization	79,222	83,310	4,088	157,756	167,981	10,225
Total costs and expenses	1,056,199	805,877	(250,322)	2,005,629	1,633,710	(371,919)
Equity in net income of Diamond Green Diesel	125,788	63,492	62,296	228,013	161,312	66,701
Operating income	268,258	106,288	161,970	467,769	229,117	238,652
Other expense:
Interest expense	(15,268)	(17,920)	2,652	(31,696)	(37,010)	5,314
Foreign currency gain/(loss)	(684)	(1,134)	450	(1,094)	530	(1,624)
Other expense, net	(1,198)	(1,485)	287	(2,357)	(3,366)	1,009
Total other expense	(17,150)	(20,539)	3,389	(35,147)	(39,846)	4,699
Equity in net income of other unconsolidated subsidiaries	1,940	692	1,248	2,552	1,561	991
Income from operations before income taxes	253,048	86,441	166,607	435,174	190,832	244,342
Income tax expense	54,979	19,946	(35,033)	83,687	38,246	(45,441)
Net income	198,069	66,495	131,574	351,487	152,586	198,901
Net income attributable to noncontrolling interests	(1,487)	(1,056)	(431)	(3,139)	(1,637)	(1,502)
Net income attributable to Darling	$196,582	$65,439	$131,143	$348,348	$150,949	$197,399

Basic income per share:	$1.21	$0.40	$0.81	$2.14	$0.93	$1.21
Diluted income per share:	$1.17	$0.39	$0.78	$2.08	$0.90	$1.18

Number of diluted common shares:	167,597	165,999		167,673	166,963

News Release August 10, 2021 Page 7

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Periods Ended July 3, 2021 and June 27, 2020
(in thousands)
(unaudited)

	Six Months Ended
	July 3,	June 27,
Cash flows from operating activities:	2021	2020
Net income	$351,487	$152,586
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	157,756	167,981
Loss/(gain) on sale of assets	(292)	88
Asset impairment	138	—
Deferred taxes	49,572	13,998
Decrease in long-term pension liability	(622)	(890)
Stock-based compensation expense	14,011	15,566
Write-off deferred loan costs	598	—
Deferred loan cost amortization	2,047	2,835
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(230,565)	(162,873)
Distribution of earnings from Diamond Green Diesel and other unconsolidated subsidiaries	2,497	125,891
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(34,911)	26,077
Income taxes refundable/payable	9,116	6,119
Inventories and prepaid expenses	(39,992)	(35,413)
Accounts payable and accrued expenses	2,770	(33,375)
Other	14,327	(14,941)
Net cash provided by operating activities	297,937	263,649
Cash flows from investing activities:
Capital expenditures	(126,094)	(123,204)
Acquisition, net of cash acquired	(2,059)	—
Investment in unconsolidated subsidiary	(4,449)	—
Gross proceeds from disposal of property, plant and equipment and other assets	3,064	1,053
Payments related to routes and other intangibles	(347)	(3,712)
Net cash used by investing activities	(129,885)	(125,863)
Cash flows from financing activities:
Proceeds from long-term debt	20,679	16,164
Payments on long-term debt	(73,393)	(18,239)
Borrowings from revolving credit facility	207,000	375,971
Payments on revolving credit facility	(220,000)	(405,800)
Net cash overdraft financing	16,487	(26,461)
Issuance of common stock	50	67
Repurchase of common stock	(75,663)	(55,044)
Minimum withholding taxes paid on stock awards	(43,853)	(4,863)
Acquisition of noncontrolling interest	—	(8,784)
Distributions to noncontrolling interests	(2,164)	(987)
Net cash used by financing activities	(170,857)	(127,976)
Effect of exchange rate changes on cash flows	(997)	(6,567)
Net increase/ (decrease) in cash, cash equivalents and restricted cash	(3,802)	3,243
Cash, cash equivalents and restricted cash at beginning of period	81,720	73,045
Cash, cash equivalents and restricted cash at end of period	$77,918	$76,288
Supplemental disclosure of cash flow information:
Accrued capital expenditures	$1,101	$23
Cash paid during the period for:
Interest, net of capitalized interest	$29,928	$35,070
Income taxes, net of refunds	$25,270	$18,030
Non-cash operating activities:
Operating lease right of use asset obtained in exchange for new lease liabilities	$44,218	$28,801
Non-cash financing activities:
Debt issued for service contract assets	$60	$21

News Release August 10, 2021 Page 8

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
June 30, 2021 and December 31, 2020
(in thousands)

	June 30,	December 31,
	2021	2020
	(unaudited)
Assets:
Total current assets	$464,631	$383,557
Property, plant and equipment, net	1,727,979	1,238,726
Other assets	35,369	36,082
Total assets	$2,227,979	$1,658,365

Liabilities and members' equity:
Total current portion of long term debt	$581	$517
Total other current liabilities	205,484	99,787
Total long term debt	8,635	8,705
Total other long term liabilities	8,555	3,758
Total members' equity	2,004,724	1,545,598
Total liabilities and members' equity	$2,227,979	$1,658,365

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three-Month and Six-Month Periods Ended June 30, 2021 and June 30, 2020
(in thousands)

	Three Months Ended			Six Months Ended
	(unaudited)		$ Change	(unaudited)		$ Change
	June 30,	June 30,	Favorable	June 30,	June 30,	Favorable
	2021	2020	(Unfavorable)	2021	2020	(Unfavorable)
Revenues:
Operating revenues	$571,859	$295,826	$276,033	$1,003,492	$654,441	$349,051
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	307,857	157,611	(150,246)	523,091	308,958	(214,133)
Depreciation, amortization and accretion expense	11,995	11,114	(881)	23,682	22,888	(794)
Total costs and expenses	319,852	168,725	(151,127)	546,773	331,846	(214,927)
Operating income	252,007	127,101	124,906	456,719	322,595	134,124
Other income	353	200	153	411	661	(250)
Interest and debt expense, net	(784)	(317)	(467)	(1,104)	(632)	(472)
Net income	$251,576	$126,984	$124,592	$456,026	$322,624	$133,402

News Release August 10, 2021 Page 9

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA For the Three-Month and Six-Month Periods ended July 3, 2021 and June 27, 2020

	Three Months Ended			Six Months Ended
Adjusted EBITDA	July 3,		June 27,	July 3,		June 27,
(U.S. dollars in thousands)	2021		2020	2021		2020

Net income attributable to Darling	$196,582		$65,439	$348,348		$150,949
Depreciation and amortization	79,222		83,310	157,756		167,981
Interest expense	15,268		17,920	31,696		37,010
Income tax expense	54,979		19,946	83,687		38,246
Restructuring and impairment charges	—		—	778		—
Foreign currency loss/(gain)	684		1,134	1,094		(530)
Other expense, net	1,198		1,485	2,357		3,366
Equity in net income of Diamond Green Diesel	(125,788)		(63,492)	(228,013)		(161,312)
Equity in net income of other unconsolidated subsidiaries	(1,940)		(692)	(2,552)		(1,561)
Net income attributable to other noncontrolling interests	1,487		1,056	3,139		1,637
Adjusted EBITDA (Non-GAAP)	$221,692		$126,106	$398,290		$235,786
Foreign currency exchange impact	(11,493)	(1)	—	(19,542)	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$210,199		$126,106	$378,748		$235,786

DGD Joint Venture Adjusted EBITDA (Darling's share)	$132,001		$69,108	$240,201		$172,742
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$353,693		$195,214	$638,491		$408,528

(1) The average rate assumption used in the calculation was the actual fiscal average rate for the three months ended July 3, 2021 of €1.00:USD$1.21 and CAD$1.00:USD$0.81 as compared to the average rate for the three months ended June 27, 2020 of €1.00:USD$1.10 and CAD$1.00:USD $0.72, respectively. (2) The average rate assumption used in this calculation was the actual fiscal average rate for the six months ended July 3, 2021 of €1.00:USD$1.20 and CAD$1.00:USD$0.80 as compared to the average rate for the six months ended June 27, 2020 of €1.00:USD$1.10 and CAD$1.00:USD $0.73, respectively.

About Darling
Darling Ingredients Inc. (NYSE: DAR) is a world leading producer of organic ingredients, generating a wide array of sustainable protein and fat products while being one of the largest producers of renewable clean energy. With operations on five continents, Darling collects waste streams from the agri-food industry, repurposing into specialty ingredients, such as hydrolyzed collagen, edible and feed-grade fats, animal proteins and meals, plasma, pet food ingredients, fuel feedstocks, and green bioenergy. Darling Ingredients named one of the 50 Sustainability and Climate Leaders in 2021, to learn more
Darling Ingredients: The greenest Company on the planet - 50 Sustainability & Climate Leaders (50climateleaders.com). The Company sells its ingredients around the globe and works to strengthen our promise for a better tomorrow, creating product applications for health, nutrients and bioenergy while optimizing our services to the food chain. Darling is a 50% joint venture partner in Diamond Green Diesel (DGD), North America's largest renewable diesel manufacturer, currently producing approximately 290 million gallons of renewable diesel annually which products reduce Greenhouse Gas (GHG) emissions by up to 85% compared to fossil fuels. For additional information, visit the Company's website at
http://www.darlingii.com.

News Release August 10, 2021 Page 10

Darling Ingredients Inc. will host a conference call to discuss the Company’s second quarter 2021 financial results at 9:00 am Eastern Time (8:00 am Central Time) on Wednesday, August 11, 2021. To listen to the conference call, participants calling from within North America should dial 1-844-868-8847; international participants should dial 1-412-317-6593. Please refer to access code 10158835. Please call approximately ten minutes before the start of the call to ensure that you are connected.

The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through August 18, 2021, by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada) and 1-412-317-0088 (international callers). The access code for the replay is 10158835. The conference call will also be archived on the Company’s website.
Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP).

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 5.25% Notes and 3.625% Notes that were outstanding at July 3, 2021. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Information reconciling forward-looking combined adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of combined adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides a range for its combined adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the combined adjusted EBITDA calculation.

News Release August 10, 2021 Page 11

Cautionary Statements Regarding Forward-Looking Information:

{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” “combined adjusted EBITDA guidance” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion projects; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
Jim Stark, Vice President, Investor Relations Email : james.stark@darlingii.com
5601 MacArthur Blvd., Irving, Texas 75038 Phone : 972-281-4823